ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Effective April 17, 2001, Factual Data Corp. (the "Company") dismissed its independent accountants, Ehrhardt Keefe Steiner & Hottman PC ("EKS&H").
The decision to change accountants was approved by the Audit Committee and the Board of Directors of the Company.

      The reports of EKS&H on the Company's financial statements as of and for the two years ended December 31, 2000, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the two most recent fiscal years and the interim periods subsequent to December 31, 2000 through April 17, 2001, there were no disputes between the Company and EKS&H as to matters of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to the satisfaction of EKS&H, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the financial statements for such periods.
EKS&H has furnished the Company with a letter addressed to the Securities and
Exchange Commission stating that it agrees with the above statements.  A copy of this letter is included as an exhibit to this Report on Form 8-K.

      On April 17, 2001, the Company selected the firm of BDO Seidman, LLP as independent accountants for the Company's fiscal year ending December 31,
2001 to replace EKS&H.  The Company's Board of Directors approved the selection of BDO Seidman as independent accountants upon recommendation of the Company's Audit Committee.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                         Description

16                      Letter regarding change in certifying accountants.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FACTUAL DATA CORP.

Date:  April 17, 2001              By:  /s/ J.H. Donnan
                                        J.H. Donnan, Chief Executive Officer

                                   By: /s/ Todd Neiberger
                                       Todd Neiberger, Chief Financial
Officer

                                    April 18, 2001

                                                                    Exhibit 16

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read and we agree with the  statements  in Item 4,
of Form 8-K of Factual Data Corp., dated April 17, 2001.

                                    Very truly yours,

                                    /s/Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC